Exhibit 99.1

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
News Release	414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727 David Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS 2010 SECOND QUARTER RESULTS

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Net loss of $173.8 million or $0.33 per share for second quarter 2010.

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Continued improvement in credit quality.

o

Early stage delinquencies fell 14 percent from first quarter 2010 – the fifth consecutive quarterly decline and the lowest level since 2007. Delinquencies down 64 percent since peak at March 31, 2009.

o

Nonperforming loan inflows dropped 9 percent from prior quarter to $612 million – the lowest level since first quarter 2008.

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Nonperforming loans decreased 8 percent from first quarter 2010 – the fourth consecutive quarterly decline and down 25 percent from second quarter 2009 high.

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Allowance for loan and lease losses at quarter-end was over $1.5 billion, or 3.67 percent of total loans and leases.

•

Net interest margin rose 38 basis points to 3.17 percent from same quarter last year.

Milwaukee, Wis. – July 20, 2010 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported a 2010 second quarter net loss of $173.8 million, or $0.33 per share, as compared to a net loss of $234.0 million, or $0.83 per share, in the second quarter of 2009.  For the six months ended June 30, 2010, M&I reported a net loss of $314.3 million, or $0.60 per share, as compared to a net loss of $350.9 million, or $1.29 per share, for the six months ended June 30, 2009.

“Our second quarter results were in line with the prior quarter after adjusting for last quarter’s gain on the sale of our merchant processing business,” said Mark Furlong, president and CEO, Marshall & Ilsley Corporation. “Loan loss provision and net charge-offs were consistent with the first quarter and substantially better than last year. This continues the progress we have made in addressing asset quality challenges through our early identification of problem credits. We will remain diligent in continuing to improve our credit profile, but our attention will increasingly shift toward a return to profitability and growth opportunities.”

Net Interest Income

The Corporation’s net interest income (FTE) was $407.3 million for the second quarter of 2010, up $8.8 million or 2 percent compared to the second quarter of 2009. The net interest margin was 3.17 percent, up 38 basis points from the second quarter of 2009, and rising 4 basis points from the prior quarter. During the second quarter of 2010, M&I’s net interest margin benefited from lower funding costs and deployment of excess liquidity.

Asset Quality

M&I continued to proactively address credit quality in the second quarter of 2010 by identifying and writing down troubled assets, selling problem loans, reducing exposure to construction and development loans, and maintaining loan loss reserves.

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Provision for loan and lease losses was $439.9 million in the second quarter of 2010, down $179.1 million or 29 percent versus the second quarter of 2009. Net charge-offs for the period were $438.3 million, falling $165.0 million or 27 percent compared to the same period last year.

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Construction and development (C&D) exposure declined from the first quarter of 2010 to 10.7 percent of total loans. Arizona C&D exposure fell 74 percent since the fourth quarter of 2007.

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Allowance for loan and lease losses at quarter-end was over $1.5 billion, or 3.67 percent of total loans and leases, an increase of 83 basis points from the same period last year.

Asset quality trends demonstrated further stabilization through lower early stage delinquencies, nonperforming loan inflows, and nonperforming loans.

•

Early stage delinquencies fell 14 percent from the first quarter of 2010 – the fifth consecutive quarterly decline and the lowest level since 2007.

•

Nonperforming loan inflows dropped 9 percent from the prior quarter to $612 million – the lowest level since first quarter 2008.

•

Nonperforming loans decreased $152.4 million, or 8 percent from the first quarter of 2010 – the fourth consecutive quarterly decline and down 25 percent from the high point set in the second quarter of 2009.

•

Nonperforming loans and leases were 4.36 percent (or 2.76 percent excluding nonperforming loans and leases less than ninety days past due) of total loans and leases at June 30, 2010, compared to 4.58 percent at March 31, 2010.

Non-Interest Income

The Corporation’s non-interest income was $174.0 million for the second quarter of 2010 compared to $264.8 million for the second quarter of 2009. Unusual gains were $4.6 million for the current quarter versus $91.9 million in the same period last year. After adjusting for unusual gains, M&I’s non-interest income fell $3.5 million or 2 percent versus the second quarter of 2009. In spite of volatile equity markets, Wealth Management revenue was $69.9 million for the current quarter, exceeding the same quarter last year by $4.1 million or 6 percent. Assets under management and assets under administration were $31.7 billion and $121.4 billion, respectively, at June 30, 2010, compared to $31.7 billion and $109.3 billion, respectively, at June 30, 2009.

Non-Interest Expense

M&I’s non-interest expense was $388.0 million for the second quarter of 2010 compared to $412.7 million for the second quarter of 2009. Credit-related expenses (meaning expenses associated with collection efforts and carrying nonperforming assets) were $37.5 million for the current quarter versus $44.5 million in the same period last year. After adjusting for credit-related expenses, M&I’s non-interest expense fell $17.7 million or 5 percent versus the second quarter of 2009. The Corporation’s adjusted efficiency ratio was 60.6 percent in the current quarter after adjusting for net credit-related expenses and other one-time items.

Loan and Deposit Growth

M&I’s average loans and leases totaled $42.2 billion for the second quarter of 2010, decreasing $6.7 billion or 14 percent compared to the second quarter of 2009. When adjusted for the targeted reduction in the Corporation’s construction and development portfolio, loans fell $4.0 billion or 10 percent versus the same period last year. Loan balances continued to be negatively impacted by lower utilization rates on commercial lines of credit and the depressed real estate markets.

The Corporation’s average deposits totaled $41.2 billion for the second quarter of 2010, rising $1.3 billion or 3 percent versus the second quarter of 2009. M&I’s core deposits posted strong growth over the past year, reflecting expanded product offerings. The Corporation’s average noninterest bearing deposits totaled $7.9 billion for the second quarter of 2010, increasing $570 million or 8 percent compared to the second quarter of 2009. M&I’s average savings accounts totaled $2.7 billion for the second quarter of 2010, increasing $1.3 billion or 92 percent compared to the second quarter of 2009.

Year-To-Date Results

M&I reported a net loss of $314.3 million, or $0.60 per share, for the six months ended June 30, 2010, as compared to a net loss of $350.9 million, or $1.29 per share, for the six months ended June 30, 2009. The Corporation’s net interest income (FTE) was $816.5 million for the six months ended June 30, 2010, an increase of $9.1 million or 1 percent compared to the six months ended June 30, 2009. M&I’s non-interest income was $395.6 million for the six months ended June 30, 2010 versus $439.2 million the six months ended June 30, 2009. The Corporation’s non-interest expense was $754.0 million for the six months ended June 30, 2010, falling $1.9 million or 0.3 percent compared to the six months ended June 30, 2009.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and total equity were $53.9 billion and $6.8 billion, respectively, at June 30, 2010, compared to $59.7 billion and $6.6 billion, respectively, at June 30, 2009. There were 527.6 million common shares outstanding at June 30, 2010, versus 368.1 million outstanding at June 30, 2009. In the second quarter of 2010, M&I’s net loss included $25.2 million or $0.05 per share for dividends on the Corporation’s Senior Preferred Stock, Series B, owned by the U.S. Treasury under the Capital Purchase Program.

M&I’s tangible common equity ratio was 8.3 percent at June 30, 2010, compared to 7.2 percent at June 30, 2009.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. (Central Daylight Time) Tuesday, July 20, regarding second quarter results. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly results conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 3:00 p.m. on July 20 and will run through 5:00 p.m. August 17, by calling 1-800-642-1687 and entering pass code 822 34 915. Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on July 20.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $53.9 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 192 offices throughout the state. In addition, M&I has 53 locations throughout Arizona; 36 offices along Florida’s west coast and in central Florida; 33 offices in Indianapolis and nearby communities; 26 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; 17 offices in the greater St. Louis area; 15 offices in Kansas City and nearby communities; and one office in Las Vegas, Nev. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding expected financial and operating activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.” Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) general business and economic conditions, including credit risk and interest rate risk, (ii) M&I’s exposure to increased credit risks associated with its real estate loans, (iii) various factors, including changes in economic conditions affecting borrowers, new information regarding existing loans and identification of additional problem loans, which could require an increase in M&I’s allowance for loan and lease losses, (iv) federal and state agency regulation and enforcement actions, which could limit M&I’s activities, increase its cost structures or have other negative effects on M&I, (v) M&I’s ability to maintain required levels of capital, (vi) the impact of recent and future legislative initiatives on the financial markets or on M&I, (vii) M&I’s exposure to the actions and potential failure of other financial institutions, (viii) volatility in M&I’s stock price and in the capital and credit markets in general, and (ix) those factors referenced in Item 1A. Risk Factors in M&I’s Annual Report on Form 10-K for the year ended December 31, 2009 and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this press release.

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2010	2009	Change	2010	2009	Change
PER COMMON SHARE DATA

Diluted:
Net Income (Loss)	($0.33)	($0.83)	n.m. %	($0.60)	($1.29)	n.m. %

Basic:
Net Income (Loss)	(0.33)	(0.83)	n.m.	(0.60)	(1.29)	n.m.

Dividend Declared per Common Share	0.01	0.01	0.0	0.02	0.02	0.0
Book Value per Common Share	9.72	13.52	-28.1	9.72	13.52	-28.1
Common Shares Outstanding (millions):
Average - Diluted	524.3	280.8	86.7	524.2	272.7	92.2
End of Period	527.6	368.1	43.3	527.6	368.1	43.3

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$407.3	$398.5	2.2%	$816.5	$807.4	1.1%
Provision for Loan and Lease Losses	439.9	619.0	-28.9	898.0	1,096.9	-18.1

Wealth Management	69.9	65.8	6.2	138.0	128.5	7.4
Service Charges on Deposits	33.2	34.1	-2.5	65.3	69.4	-5.8
Mortgage Banking	7.8	18.0	-56.8	14.1	28.9	-51.0
Net Investment Securities Gains (Losses)	3.7	82.7	-95.5	3.8	82.7	-95.4
Other	59.4	64.2	-7.5	174.4	129.7	34.4
Total Non-Interest Revenues	174.0	264.8	-34.3	395.6	439.2	-9.9

Salaries and Employee Benefits	185.3	187.2	-1.0	346.9	342.4	1.3
Net Occupancy and Equipment	33.0	32.4	1.7	67.1	66.2	1.3
FDIC Insurance	26.6	49.2	-45.9	53.9	64.3	-16.2
Intangible Amortization	5.0	5.8	-13.7	10.2	11.6	-12.5
Other	138.1	138.1	0.1	275.9	271.4	1.7
Total Non-Interest Expenses	388.0	412.7	-6.0	754.0	755.9	-0.3

Tax Equivalent Adjustment	5.4	6.7	-18.6	11.1	13.8	-19.3
Pre-Tax Income (Loss)	(252.0)	(375.1)	n.m.	(451.0)	(620.0)	n.m.
Provision (Benefit) for Income Taxes	(103.4)	(166.1)	n.m.	(187.1)	(319.1)	n.m.
Net Income (Loss) Attributable to M&I	($148.6)	($209.0)	n.m.	($263.9)	($300.9)	n.m.
Preferred Dividends	(25.2)	(25.0)		(50.4)	(50.0)
Net Income (Loss) Attributable to M&I Common Shareholders	($173.8)	($234.0)	n.m. %	($314.3)	($350.9)	n.m. %

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.17%	2.79%		3.15%	2.81%
Interest Spread (FTE)	2.82	2.40		2.80	2.44

Efficiency Ratio	67.2%	71.1%		62.4%	65.0%

Equity / Assets (End of Period)	12.54%	11.05%		12.54%	11.05%

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	As of June 30,		Percent
	2010	2009	Change
ASSETS ($millions)
Cash & Due From Banks	$663	$797	-16.8%
Trading Assets	299	261	14.4
Short - Term Investments	837	916	-8.6
Investment Securities	7,329	6,125	19.6
Loans and Leases:
Commercial Loans & Leases	12,247	14,792	-17.2
Commercial Real Estate	13,310	13,938	-4.5
Residential Real Estate	4,625	5,465	-15.4
Construction and Development	4,419	6,829	-35.3
Home Equity Loans & Lines	4,487	4,912	-8.6
Personal Loans and Leases	2,229	2,247	-0.8
Total Loans and Leases	41,317	48,183	-14.2
Reserve for Loan & Lease Losses	(1,517)	(1,368)	10.9
Premises and Equipment, net	553	573	-3.4
Goodwill and Other Intangibles	734	757	-3.0
Other Assets	3,689	3,450	6.9
Total Assets	$53,904	$59,694	-9.7%

LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,489	$7,848	-4.6%
Interest Bearing:
Savings and NOW	5,613	4,893	14.7
Money Market	13,349	9,979	33.8
Time	12,912	18,080	-28.6
Foreign	199	392	-49.3
Total Interest Bearing	32,073	33,344	-3.8
Total Deposits	39,562	41,192	-4.0
Short - Term Borrowings	957	1,475	-35.1
Long - Term Borrowings	5,604	9,297	-39.7
Other Liabilities	1,023	1,135	-9.8
Total Liabilities	47,146	53,099	-11.2
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,747	6,584	2.5
Noncontrolling Interest in Subsidiaries	11	11	-0.8
Total Equity	6,758	6,595	2.5
Total Liabilities & Equity	$53,904	$59,694	-9.7%

	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2010	2009	Change	2010	2009	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$693	$748	-7.3%	$690	$775	-11.0%
Trading Assets	262	581	-55.0	257	583	-55.9
Short - Term Investments	1,674	459	265.1	1,698	514	230.2
Investment Securities	7,412	7,314	1.3	7,433	7,501	-0.9
Loans and Leases:
Commercial Loans and Leases	12,326	14,926	-17.4	12,505	15,108	-17.2
Commercial Real Estate	13,485	13,549	-0.5	13,536	13,212	2.4
Residential Real Estate	4,752	5,695	-16.6	4,809	5,732	-16.1
Construction and Development	4,831	7,587	-36.3	5,128	8,126	-36.9
Home Equity Loans and Lines	4,529	4,969	-8.9	4,587	5,017	-8.6
Personal Loans and Leases	2,234	2,149	4.0	2,276	2,148	5.9
Total Loans and Leases	42,157	48,875	-13.7	42,841	49,343	-13.2
Reserve for Loan & Lease Losses	(1,532)	(1,361)	12.5	(1,534)	(1,304)	17.6
Premises and Equipment, net	556	572	-2.9	559	571	-2.0
Goodwill and Other Intangibles	737	757	-2.7	739	759	-2.6
Other Assets	3,725	2,999	24.2	3,702	2,944	25.7
Total Assets	$55,684	$60,944	-8.6%	$56,385	$61,686	-8.6%

Memo:
Average Earning Assets	$51,505	$57,229		$52,229	$57,941
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$51,465	$57,190		$52,207	$57,950

AVG LIABILITIES & EQUITY ($millions)
Deposits:
Noninterest Bearing	$7,925	$7,355	7.7%	$7,872	$6,921	13.8%
Interest Bearing:
Savings and NOW	6,910	4,175	65.5	7,068	3,854	83.4
Money Market	12,685	10,207	24.3	12,313	10,418	18.2
Time	13,440	17,652	-23.9	14,056	17,776	-20.9
Foreign	214	469	-54.4	231	794	-70.9
Total Interest Bearing	33,249	32,503	2.3	33,668	32,842	2.5

Total Deposits	41,174	39,858	3.3	41,540	39,763	4.5
Short - Term Borrowings	774	4,206	-81.6	894	4,961	-82.0
Long - Term Borrowings	5,816	9,440	-38.4	6,023	9,505	-36.6
Other Liabilities	1,020	1,041	-2.0	974	1,081	-9.9
Total Liabilities	48,784	54,545	-10.6	49,431	55,310	-10.6
Equity:
Marshall & Ilsley Corporation Shareholders' Equity	6,889	6,388	7.8	6,943	6,365	9.1
Noncontrolling Interest in Subsidiaries	11	11	3.9	11	11	5.9
Total Equity	6,900	6,399	7.8	6,954	6,376	9.1
Total Liabilities & Equity	$55,684	$60,944	-8.6%	$56,385	$61,686	-8.6%

Memo:
Average Interest Bearing Liabilities	$39,839	$46,149		$40,585	$47,308

Marshall & Ilsley Corporation
Financial Information
(unaudited)
	Three Months Ended June 30,		Percent	Six Months Ended June 30,		Percent
	2010	2009	Change	2010	2009	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$438.3	$603.3	-27.4%	$861.7	$931.3	-7.5%
Net Charge-Offs / Average Loans and Leases	4.17%	4.95%		4.06%	3.81%

Loan and Lease Loss Reserve ($millions)	$1,516.8	$1,367.8	10.9%	$1,516.8	$1,367.8	10.9%
Loan and Lease Loss Reserve / Period-End Loans and Leases	3.67%	2.84%		3.67%	2.84%

Nonperforming Loans & Leases ($millions)	$1,801.4	$2,416.1	-25.4%	$1,801.4	$2,416.1	-25.4%
Nonperforming Loans & Leases / Period-End Loans and Leases	4.36%	5.01%		4.36%	5.01%

Loan and Lease Loss Reserve / Nonperforming Loans and Leases*	88%	62%		88%	62%

Nonperforming Assets (NPA) ($millions)	$2,246.9	$2,772.9	-19.0%	$2,246.9	$2,772.9	-19.0%
NPA / Period-End Loans & Leases and Other Real Estate Owned	5.38%	5.71%		5.38%	5.71%

Accruing Renegotiated ($millions)	$714.6	$818.5	-12.7%	$714.6	$818.5	-12.7%

Loans past due 90 days or more ($millions)	$8.1	$15.1	-46.5%	$8.1	$15.1	-46.5%

* Excludes nonperforming loans held for sale.

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans and Leases	4.58%	4.01%		4.55%	3.96%
Commercial Real Estate	4.94	5.11		4.98	5.18
Residential Real Estate	5.05	5.25		5.10	5.42
Construction and Development	3.94	3.63		3.83	3.67
Home Equity Loans and Lines	5.01	5.06		4.99	5.12
Personal Loans and Leases	5.48	5.64		5.49	5.59
Total Loans and Leases	4.77	4.58		4.76	4.60
Investment Securities	3.35	4.11		3.41	4.19
Short - Term Investments	0.25	1.13		0.26	1.01
Interest Income (FTE) / Avg. Interest Earning Assets	4.39%	4.46%		4.40%	4.48%
Interest Bearing Deposits:
Savings and NOW	0.41%	0.29%		0.44%	0.22%
Money Market	0.80	0.72		0.80	0.67
Time	2.21	2.64		2.22	2.68
Foreign	0.42	0.36		0.41	0.34
Total Interest Bearing Deposits	1.29	1.71		1.31	1.70
Short - Term Borrowings	0.21	0.27		0.24	0.28
Long - Term Borrowings	3.41	4.06		3.43	4.15
Interest Expense / Avg. Interest Bearing Liabilities	1.57%	2.06%		1.60%	2.04%
Net Interest Margin (FTE) / Avg. Earning Assets	3.17%	2.79%		3.15%	2.81%
Interest Spread (FTE)	2.82%	2.40%		2.80%	2.44%

Notes:
(a) Nonperforming assets are comprised of nonaccrual loans & leases and other real estate owned.
(b) Based on average balances excluding fair value adjustments for available for sale securities.